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                                                                   EXHIBIT 10(W)

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is made this 3rd day of July, 1997 between NEOGEN CORPORATION., a Michigan corporation whose address is 620 Lesher Place, Lansing, Michigan 48912 ("the Buyer"), W. J. BARTUS, INC., a Florida corporation, whose address is 7312 Commercial Circle, Fort Pierce, Florida 34951 ("the Seller"), and WILLIAM J. BARTUS, a Florida resident whose address is 22 Sailfish Road, Vero Beach, Florida 32960 ("Bartus") ("the Agreement").

                                    RECITALS

     A. Seller is engaged in the equine pharmaceutical business and specifically using the identification of Triple Crown, in the business of manufacturing and marketing various products to improve the health and performance of horses ("the Business").

     B. Buyer desires to purchase, and Seller desires to sell, those assets of Seller hereinafter described upon the terms, conditions, and covenants contained in this Agreement.

     THE PARTIES AGREE AS FOLLOWS:

     1. PURCHASE AND SALE OF ASSETS. Based upon the representations, warranties and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, at the Closing Date, as defined in Paragraph 4, Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the following assets used or employed by Seller in the conduct of the Business (collectively referred to as the "Purchased Assets").

     (a) MACHINERY AND EQUIPMENT. All manufacturing, laboratory, and office machinery and equipment, furniture, fixtures, supplies, fixed assets and other tangible personal property including, but not limited to, the equipment listed on attached Exhibit 1.a ("Machinery and Equipment");

     (b) INTANGIBLE PROPERTY. All of the intangible property of Seller, including, but not limited to, the following listed on attached Exhibit 1.b:

            (1) Patents, trademarks, trade names and copyrights and applications therefore;

            (2) Trade secrets and secret manufacturing processes;

            (3) Permits and licenses, used or employed by Seller in the Business; and

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            (4) The name "TRIPLE CROWN" and all derivations thereof, and the goodwill associated therewith throughout the world, formulas, designs, research and development, production, sales, and credit reports, data, models, catalogs, technical specifications, files, business and accounting records, customer lists, budgets, forecasts, telephone numbers, facsimile numbers and all other business documents and information and computer programs which relate primarily to the Business (Subparagraphs 1(b)(1) to (4) are hereinafter collectively referred to as "Intangible Property").

     (c) ACCOUNTS RECEIVABLE. All receivables generated from sales of inventory in the ordinary course of Seller's Business, including but not limited to, those listed on attached Exhibit 1.c, recorded in accordance with generally accepted accounting principles ("GAAP") which are less than 90 days old ("the Receivables");

     (d) INVENTORIES. All inventories, including, but not limited to, merchandise, materials, component parts, manufacturing supplies, work in process and finished goods, currently offered as part of Seller's product line including, but not limited to, the inventories listed on attached Exhibit 1.d, recorded in accordance with GAAP in quantities equal to sales during the 6 months preceding the month of the Closing Date ("the Inventories");

     (e) CONTRACT RIGHTS. All rights, benefits and causes of action in favor of Seller resulting or arising from contracts, purchase orders, sales orders, service agreements, commission agreements, dealership or distribution agreements, marketing agreements, licensing agreements, warranties, guaranties or otherwise, which relate primarily to the Business ("Contract Rights"). These include, but are not limited to, those listed on Exhibit 1.e.

     (f) OTHER CURRENT ASSETS. All prepaid insurance, deposits, prepaid expenses and other current assets including, but not limited to, those listed on Exhibit 1.f. ("Other Current Assets").

     2.  NON-ASSUMPTION OF LIABILITIES.

     (a) GENERAL NON-ASSUMPTION OF LIABILITIES. Buyer shall not assume, expressly or implicitly, pay, perform or discharge any debts, liabilities or obligations of any nature of Seller, whether or not related to the Business, other than those specifically listed in Exhibit 2.a ("Assumed Liabilities"). All the debts, liabilities and obligations of Seller, whether fixed or contingent, accrued or unaccrued, known or unknown shall continue to be the responsibility of Seller, which shall pay, perform and discharge them in accordance with their terms, and nothing contained in this Agreement shall be construed in any fashion as imposing, directly or indirectly,


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responsibility for any such debt, liability and obligation on Buyer except those listed in Exhibit 2.a.

     (b) PRODUCT LIABILITIES: WARRANTY CLAIMS. Without limiting the generality of Subparagraph 2(a) above, Buyer shall not assume, nor be liable whatsoever for, liabilities, obligations or claims for losses, damages, liabilities, costs or expenses exceeding One Hundred Dollars ($100.00) per claim and One Thousand Dollars ($1,000.00) in the aggregate based upon, or arising out of, any claim alleging defect or negligence in the assembly, processing, manufacture or sale of products, goods or services by Seller on or prior to the Closing Date, including, but not limited to, negligence, product liability, whether based on contract or tort, or warranty claims regarding such products, goods or services arising out of transactions, accidents or events on, prior to, or after the Closing Date, and regardless of any claim was filed or made known to the Seller or Buyer prior to the Closing Date.

     (c) ADDITIONAL LIABILITIES. Notwithstanding the provisions of Subparagraph 2(a) above to the contrary, and as an express exception thereto, Buyer shall assume, perform and discharge Seller's liability, existing as of the Closing Date, with respect to all duties and obligations of Seller with respect to the distribution and sales agreements listed in Exhibit 1.(e), the assumption of which Buyer expressly and separately acknowledges to Seller on the Closing Date.

     (d) ASSETS FREE OF LIENS. The Purchased Assets shall be transferred to Buyer free and clear of any and all claims, liens, mortgages, security interests, encumbrances, charges or other restrictions of title or ownership, except as otherwise specifically provided in this Agreement.

     3. PURCHASE PRICE AND METHOD OF PAYMENTS. The purchase price to be paid by Buyer to Seller for the Purchased Assets shall be computed and paid as provided in this Paragraph 3.

     (a) Buyer shall pay Seller an initial payment of One Million One Hundred Thousand Dollars ($1,100,000.00) for the Purchased Assets, except Receivables and Inventories ("Main Price"). The Main Price shall be paid by bank wire transfer at Closing. The Main Price shall be reduced by the amount of the Assumed Liabilities and by any payments made to Seller's creditors directly.

     (b) Buyer shall pay Seller the face value of the Receivables determined pursuant to paragraph 1.(c) at Closing ("Receivables Price").

     (c) Buyer shall pay Seller the value of the Inventories determined pursuant to paragraph 1.(d) at Closing ("Inventories Price").



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     (d)  Within five (5) business days following the first anniversary after
Closing, Buyer will pay a secondary payment to Seller of up to Five Hundred Thousand Dollars ($500,000) as to the Purchased Assets except Receivables and Inventories. This secondary payment shall be calculated as follows: Net Sales from July 1, 1997 through June 30, 1998 shall be used as a base. Raw material costs for the same period shall be subtracted from Net Sales ("Gross Amount"). Six Hundred Fifty Thousand Dollars ($650,000) shall be subtracted from the Gross Amount ("Net Amount"). The Net Amount shall be multiplied by two and shall constitute the second payment; provided the second payment shall not be less than zero ($0) nor greater than Five Hundred Thousand Dollars ($500,000).

     (e) The term "Net Sales" shall mean the total of the aggregate gross invoice prices of products of Buyer attributable to the Business, less the sum of (i) cash, trade or quantity discounts; (ii) sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; (iii) transportation charges; and (iv) allowances or credits to customers because of rejections or returns.

     (f) An amount equal to One Hundred Thousand Dollars ($100,000) of the payment made at Closing shall be assigned to a Covenant Not To Compete from William J. Bartus pursuant to paragraph 23.

     (g) The purchase price to be paid by Buyer shall be allocated in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended ("Code"), and the Treasury Regulations promulgated thereunder. In making the allocation, Buyer and Seller shall apply the fair market values set forth on the Certificate of Allocation substantially in the form of attached
Exhibit 3.g. This allocation shall be conclusive and binding on the Buyer and Seller for all purposes, including the reporting and disclosure requirements of the Code.

     (h) Buyer agrees to maintain books and records to permit the calculation of the amounts due Seller pursuant to this Paragraph and to give Seller reasonable access at reasonable times to review the records. Also, Buyer agrees to use its best efforts and sound business judgment to generate Net Sales and control raw material costs. Buyer agrees to provide Seller with a monthly summary of Net Sales for July, 1997 through June, 1998.

     4. THE CLOSING. The parties agree that the effective date of closing shall be as the close of business on the 30th day of June, 1997. All assets, liabilities and income generated after June 30, 1997 shall be for the credit of Buyer. The closing of the purchase and sale provided for in this Agreement shall be held at the offices of Buyer, or at such other place as may be fixed by mutual agreement of Buyer and Seller, within 10 days of the date of execution of this Agreement by Seller. The



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date and event of closing are respectively referred to in this Agreement as the
"Closing Date" and "Closing." At the Closing:

     (a) Seller shall deliver to Buyer a Warranty Bill of Sale, substantially in the form of attached Exhibit 4.a.-1, Assignment of Contracts, substantially in the form of Exhibit 4.a-2, endorsed certificates of title for all titled Purchased Assets and the certificates, opinions and other matters required by Paragraph 7; and

     (b) Buyer shall deliver to Seller the purchase price required by paragraph
3. and the other matters required by Paragraph 8.

     5. REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce Buyer to enter into this Agreement, Seller makes the following representations and warranties, each of which shall be deemed to be independently material and relied upon by Buyer, regardless of any investigation made by, or information known to, Buyer:

     (a) ORGANIZATION AND QUALIFICATION. Seller is validly existing and in good standing under the laws of the State of Florida. No failure on the part of Seller to be qualified as a foreign corporation in any jurisdiction materially and adversely affects the Business or financial position or results of the operation of the properties of Seller by reason of any disability affecting its right to own property, collect receivables, enforce contracts or otherwise. Seller has the requisite corporate power and authority to own or hold under lease or similar agreement all of the Purchased Assets and to carry on the Business as it is now being conducted.

     (b) NO VIOLATION. Except as disclosed in Exhibit 5.b, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby will not violate any provision of law, order, or regulation of any governmental authority, the corporate charter or by-laws of Seller or constitute a default under any judgment, order or decree of any court of governmental agency or instrumentality, or conflict or constitute a breach or a default under any agreement to which the Seller is a party or by which it is bound.

     (c) FINANCIAL INFORMATION. Seller has provided in Exhibit 5.c its (i) unaudited balance sheet and statements of income, stockholders equity and cash flows as of and for the period ended December 31, 1996 ("Financial Statements"); and (ii) interim financial statements for the periods ending May 31, 1997 ("Interim Financial Statements"). The Financial Statements:

           (1) Have been prepared in accordance with the book of account and records of Seller.




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           (2) Fairly present and are true, complete and correct statements of
Seller's financial condition and the results of its operation as of and for the periods therein specified.

           (3) Have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied.

           (4) Do not include or omit to state any fact which renders them misleading.

           (5) Make full and adequate disclosure of all Seller's obligations and liabilities (fixed or contingent, known or unknown).

     (d) TITLE TO ASSETS. Seller owns and has corporate power to own, and has good and marketable title to all of the Purchased Assets free and clear of liens, security interests, mortgages, pledges, claims or encumbrances of any kind whatsoever, except as shown in Exhibit 5.d.i. Seller has delivered to Buyer true and complete copies of all leases, contracts, agreements, options and commitments relating to the Purchased Assets as evidenced in Exhibit 5.d.ii. All such leases, contracts, agreements, options and commitments are legally valid and binding and in full force and effect, and there are no defaults or breaches by Seller thereunder or counterclaims or defenses against it. Seller has received no notice of any default, breach, counterclaim or offset by any other party to such leases, contracts, agreements, options and commitments, nor does Seller have any knowledge thereof. All such leases, contracts, agreements, options and commitments will continue in full force and effect on the same terms as currently exist, notwithstanding the consummation of the sale contemplated by this Agreement.

     (e) CONDITION OF ASSETS. All Purchased Assets utilized in the Business conform in all material respects with all applicable building, zoning, environmental, health and safety rules and other rules and regulations. All of the Purchased Assets utilized in the Business, including all their components and parts, are ready for operation, and, taking into account their ages, are in normal operating condition and good order and repair. There are no conditions or events, except for normal wear and tear and the age of the Purchased Assets, which would prevent the continued normal operation of the Purchased Assets or would otherwise materially and adversely affect the operation and/or use of the same as currently used by Seller.

     (f) TRADE RIGHTS. Seller owns or has adequate licenses or other rights to all Intangible Property which are necessary to conduct the Business as presently conducted. To the best of Seller's knowledge, no product manufactured or sold by any manufacturing process employed by Seller conflicts with or infringes upon any



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United States or foreign patent of others.  The Intangible Property will allow
Buyer to manufacture and market the products currently being sold or under development by Seller. Seller owns all rights to, and property interest in, the Intangible Property. Seller's rights, titles and interest in and to the Intangible Property are valid and enforceable. No claim, suit or action is pending, or to Seller's knowledge and belief threatened, alleging that Seller is infringing upon the asserted and tangible rights of others, or that Seller's use of the Intangible Property infringes or conflicts with the asserted rights of others.

     (g) RECEIVABLES. The list of Receivables attached as Exhibit 1.c is a complete and accurate list of all the Receivables as of June 30, 1997 valued in accordance with GAAP. All of the Receivables listed on Exhibit 1.c arose from bona fide sales transactions of Seller, and no portion of the Receivables is subject to counterclaim or offset or is otherwise in dispute. All of the Receivables are good and collectible in full in the ordinary course of business at the net aggregate amounts disclosed on Exhibit 1.c.

     Any Receivables acquired as part of the Purchased Assets which remain uncollected on the ninetieth day after the Closing Date shall be reassigned to Seller and an amount equal to such uncollected Receivables shall be deducted from the amount owed Seller.

     (h) INVENTORIES. The inventories reflected on the Financial Statements and the Inventories are accurately valued in accordance with GAAP consistently applied. The Inventories, in the aggregate, are usable and salable in the ordinary course of the Business and contain no slow-moving or obsolete items. No Inventories have been consigned to others.

     (i) CONTRACTS. Exhibit 5.d.ii describes all Contract Rights to which Seller is a party or to which it is bound and which arose out of, or relate to, the Purchased Assets which extend beyond the Closing Date. True and correct copies of all such documents evidencing the Contract Rights have been delivered by Seller to Buyer. If Buyer assumes such contracts, orders and other obligations, the benefits thereof may be assigned to Buyer and Buyer shall be vested with Seller's rights thereunder notwithstanding the consummation of the transactions contemplated hereby, except as described on Exhibit 5.d.i.

     (j) LITIGATION. Except as disclosed in Exhibit 5.(j), there are no actions, suits, proceedings or investigations pending or threatened against Seller at law or in equity, or before any federal, state or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which involves a demand for any judgment or liability and which could affect the Business, the Purchased Assets or the transactions contemplated by this Agreement. Seller is



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not in default with respect to any order, writ, injunction or decree of any court of federal, state, or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, and that there are no such orders, decrees, injunctions or regulations issued specifically against Seller which may affect, limit or control the method or manner of the Business, the Purchased Assets or any transactions contemplated by this Agreement.

     (k) COMPLIANCE WITH LAW. Seller has complied with all applicable laws, orders and regulations of any federal, state or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, having jurisdiction, including, but not limited to, laws, orders and regulations thereof relating to antitrust, wage, hours, collective bargaining, environmental protection, employee safety, or legislation pertaining to illegal bribes or kickbacks.

     (l) PAYMENT OF TAXES. Other than those payroll taxes specifically listed in Exhibit 5.l, Seller has timely filed all required declarations, returns, and reports with foreign, federal, state and local taxing authorities, and all taxes, interest and penalties required to be paid pursuant to those returns have been or are being paid when due. There is no tax audit or examination now pending or threatened with respect to the Business. Copies of Seller's 1994 - 1996 U.S. and Florida Corporate Income Tax Returns have been provided to Buyer.

     (m) NO ADVERSE CHANGES. Between December 31, 1996 and May 31, 1997 and since May 31, 1997, except as disclosed in Seller's financial statements dated May 31, 1997, there has been no material adverse change in the condition, financial or otherwise, of the Seller or in the Business other than changes (not in the aggregate adverse) occurring in the ordinary course of business.

     (n) WARRANTIES AND PRODUCT LIABILITY. Seller has previously delivered to Buyer copies of all outstanding standard product warranties and guaranties given by Seller with respect to the Business and copies of all other product warranties and guaranties now in effect with respect to products manufactured or sold by Seller concerning the Business. Except as fully described in
Exhibit 5.n, there are no pending claims or actions against the Seller for breach of warranty or based upon product liability (whether based on tort or contract principles) and, to the best of Seller's knowledge, no such claims or actions are threatened. Seller knows of no defects in craftsmanship, design or engineering with respect to any product now or heretofore sold or manufactured by Seller in the Business which may constitute the basis for any such claim against Seller or Buyer.

     (o) CONTINGENT AND UNDISCLOSED LIABILITIES. Seller has no material debts, obligations or liabilities, whether known or unknown, fixed or contingent, of any nature whatsoever, relating to the Business or the Purchased Assets not disclosed



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in writing to Buyer and Seller knows of no basis for any assertion of any material claim against the Seller or Buyer for any material liability relating to the Business or Purchased Assets except those disclosed in Exhibit 5.o.

     (p) PERFORMANCE OF CONTRACTS. Except as disclosed in Exhibit 5.(p), Seller is not in material default, nor has it breached any material provision of, any contract, agreement, lease, obligation, license or permit with regard to all agreements relating to the Business to which it is a party or by which it is bound. Except as disclosed in Exhibit 5.(p), Seller has fully performed each material term, condition and covenant of each such contract, agreement, lease, obligation, license or permit required to be performed on or prior to the date hereof. Except as disclosed in Exhibit 5.(p), Seller knows of no state of facts which, with the giving of notice or the passing of time, or both, would give rise to any material default or revocation. Except as disclosed in Exhibit 5.(p), Seller is neither subject to any penalty, discount or liquidated damages due to the delayed delivery of products, goods or services of the Business, nor has it received any notice that any of the Business's customer relations are in jeopardy because of such late deliveries or otherwise.

     (q)  EVENTS SUBSEQUENT TO DECEMBER 31, 1996.  Except as disclosed in
Exhibit 5.(q), Seller has not, since December 31, 1996:

           (1) INCURRED LIABILITIES. Incurred any obligation or liability (absolute, contingent, accrued or otherwise) or guaranteed or become a surety of any debt, except in connection with the performance of this Agreement or in the ordinary course of business;

           (2) DISCHARGED DEBT. Discharged or satisfied any lien or encumbrance, pertaining to the Purchased Assets or the Business, or paid or satisfied any obligation or liability (absolute, contingent, accrued or otherwise) other than (i) liabilities shown on Seller's accounting records on May 31, 1997 or (ii) liabilities incurred since the date thereof in the ordinary course of the Business;

           (3) ENCUMBRANCES. Mortgaged, pledged or subjected to any lien, charge, security interest or other encumbrance any of the Purchased Assets;

           (4) DISPOSITION OF ASSETS. Sold or transferred any of the Purchased Assets, or canceled any debts or claims or waived any rights, except in the ordinary course of the Business;

           (5) SALE OF BUSINESS. Entered into any contract for the sale of the Business or the Purchased Assets, or any part thereof, or for the purchase of another business, whether by merger, consolidation, exchange of capital stock or otherwise (other than negotiations with respect to this Agreement);




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           (6) ACCOUNTING PROCEDURE.  Changed or modified the accounting methods or practices relating to the Business; or

           (7) CAPITAL EXPENDITURE. Purchased or made a commitment for the purchase of capital assets for use or employment in the Business.

     (r) CUSTOMER RELATIONS. Seller knows of no state of facts, nor have any communications been made to it, which would indicate that (i) any current customer of Seller which accounted for more than 5% of Seller's sales relative to the Business for the most recent fiscal year ending, or (ii) any current supplier of Seller (if such supplier could not be replaced by Seller at comparable cost), will terminate its business relations with Seller.

     (s) BROKERAGE. Seller has made commitments for a brokerage fee in connection with the transactions contemplated by this Agreement to Walden Associates, of Franklin Lakes, New Jersey. Seller is solely responsible for payment of these fees.

     (t) BOOKS AND RECORDS. The books of account of Seller relating to the Business are complete and correct in all material respects and reflect all of the transactions entered into by or on behalf of Seller to which it is a party or by which it is affected.

     (u) USE OF CLOSING PROCEEDS. Seller shall apply the proceeds to be received at closing first toward its unpaid federal and state taxes that are presently due and payable.

     (v) BINDING EFFECT. The Agreement and all related documents have been duly executed, made and delivered by Seller and constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with their respective terms, subject to the laws of general application affecting creditors' rights.

     (w) AUTHORIZATION. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the sole shareholder and the Board of Directors of Seller and on the Closing Date all of the necessary corporate action to authorize the execution and delivery of this Agreement and the purchase hereby will have been taken.

     (x) EMPLOYEE RELATIONS. Exhibit 5.x. sets forth a list of all of the officers, employees and agents of Seller and, for each individual, indicates his or her



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position, salary or wage rate and respective fringe benefits and any other remuneration paid or payable.  Except as disclosed on Exhibit 5.x.:

           (1) There is not now in existence or pending, nor has there been within the last three years, any grievance, arbitration, administrative hearing, claim of unfair labor practice, wrongful discharge, employment discrimination or sexual harassment or other employment dispute of any nature pending or, to the best of Seller's knowledge, threatened against Seller.

           (2) Seller is, and during all applicable limitation periods has been, in material compliance with all applicable Federal, state, local or foreign laws, executive orders and regulations respecting employment and employment practice, terms and conditions of employment, occupational safety, wages and hours and there is no existing but unasserted claim for violation of any such laws, executive orders or regulations nor, to the best of Seller's knowledge, is there any factual basis upon which such a claim could be asserted.

           (3) Seller has no collective bargaining agreements and is not a party to any written or oral, express or implied, other contract, agreement or arrangement with any labor union or any other similar arrangement that is not terminable at will by Seller without cost, liability or penalty.

           (4) Seller is not a party to any written or oral contract, agreement or arrangement with any of its present or former directors, officers, employees or agents with respect to length, duration or conditions of employment (or the termination thereof), salaries, bonuses, percentage compensation, deferred compensation or any other form of remuneration, or with respect to any matter not disclosed on Exhibit 5.x.(4).

           (5) There is no pending claim or, to the best of Seller's knowledge, threatened or existing but unasserted claim, against Seller for violation of any contract, agreement or arrangement described in Exhibit 5.x.(5), nor to the best of Seller's knowledge, is there any factual basis upon which such a claim could be asserted.

           (6) Upon termination of the employment of any of the Seller's employees by Seller, Buyer shall not incur any liability for severance or termination pay or any other obligation to Seller's employees or to any person, entity or government.

     (y)  EMPLOYEE BENEFIT PLANS.




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           (1) Exhibit 5.y. sets forth all "employee pension benefit plans",
"employee welfare benefit plans" and "multi-employer plans" within the respective meanings of Sections 3(1) and 3(2() and 3(37) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), all incentive compensation plans, benefit plans for retired employees and all other employee benefit plans maintained by Seller, or to which Seller has made payments or contributions on behalf of its employees since 1974, including, without limitation, all plans or contracts providing for bonuses, pensions, profit-sharing, stock options, stock purchase rights, deferred compensation, insurance and retirement benefits of any nature, whether formal or informal and whether legally binding or not (each such plan is referred to individually as a "Plan", collectively as the Plans").

           (2) To the best of Seller's knowledge, and except for any multi-employer plans, all Plans covered by the Code and ERISA are, and during all applicable limitation periods have been, in material compliance with the Code and ERISA, and all retirement or pension Plans and welfare benefit plans are qualified plans under the Code and each Plan is in material compliance with the applicable provisions of the Code.

           (3) There has been no transaction in connection with which Seller or any of its directors, agents, officers, or employees could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code or any similar provision of foreign law.

           (4) No Plan that is a qualified plan under Section 401(a) of the Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued or merged into another plan or trust, except in compliance with notice and disclosure to the Internal Revenue Service (the "IRS"), the Department of Labor and the Pension Benefit Guaranty Corporation (the "PBGC"); and any such termination, partial termination, curtailment, discontinuance or merger has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

           (5) To the best of Seller's knowledge, there are no payments that have become due from any Plan, the trusts created thereunder, or from seller which have not been paid through normal administrative procedures to the Plan participants or beneficiaries entitled thereto.

           (6) Seller has made full and timely payment of all required and discretionary contributions to the Plans, and no unfunded liability exists with respect to any Plan.




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           (7) There has been no "reportable event" as defined in Section 4043 of ERISA with respect to any Plan or any trust created thereunder.

           (8) None of the Plans is a "defined benefit plan" within the meaning of Section 3(35) of ERISA and none is subject to Title IV of ERISA.

           (9) Neither Seller nor any of its directors, officers, employees, or agents have any outstanding liabilities of any nature to the PBGC, the IRS, or the Department of Labor in any way relating to the Plans.

           (10) Seller is not a party to or otherwise subject to any express or implied agreement or plan to provide health coverage or other benefits to retired or current employees except as set forth in Exhibit 5.y.

           (11) Seller is not a party to or otherwise subject to any express or implied agreement or plan to provide any employee benefits, wages, deferral compensation, or any other form of benefit or remuneration beyond the date of Closing.

           (12) With respect to all of its employees, former employees and qualified beneficiaries as of the Closing Date, Seller has or will comply with all applicable health care continuation requirements under the Code and ERISA. Seller agrees to use its best efforts expeditiously to provide Buyer with all information that Buyer deems necessary to determine whether there have been any failures to comply with the continuation health care requirements of section 162(k)/4980B of the Code and sections 601 through 609 of ERISA as such requirements have applied to any group health plan maintained by or for Seller which failure occurred with respect to any current or former employee of Seller or any spouse, former spouse, dependent child, or former dependent child of any such employee, on or prior to the Closing Date. Seller further agrees to use its best efforts expeditiously to provide to Buyer all information that Buyer deems necessary to correct any failures to comply with such continuation health care coverage requirements. Such information shall include, without limitation, the identification of all covered employees (as defined in section 162(k)(7)(B)/4980B(f)(7) of the Code) and their qualified beneficiaries (as defined in section 162(k)(7)(B)/4980B(g)(1) of the Code), the identification of all qualifying events with respect to such covered employees or qualified beneficiaries (as defined in section 162(k)(3)/4980B(f)(3) of the Code, and information otherwise demonstrating compliance with all of the continuation health care coverage requirements of section 162(k)/4980B of the Code and sections 601 through 608 of ERISA. For purposes of this provision, references to the Code and ERISA shall include references to any provisions of such statutes as they may be amended from time to time.

     (z)  ENVIRONMENTAL MATTERS.  Except as disclosed on Exhibit 5.z.(1):

           (1) No Hazardous Substances have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located on, under or from 7312 Commercial Circle, Fort Pierce, Florida or any other premises Seller has occupied ("the Premises") (whether or not in reportable quantities) by Seller or its agents or invitees, or in any manner introduced onto the Premises by Seller or its agents or invitees, including, without limitation, the septic, sewage or other waste disposal systems serving the Premises except in accordance with all applicable Environmental Laws.

           (2) Seller has no knowledge of any threat of release of any Hazardous Substances on, under or from the Premises.

           (3) Seller has not received any notice from the United States Environmental Protection Agency or any other Governmental Authority (as defined below) claiming that (i) the Premises or any use thereof violates any of the Environmental Laws (as defined below), or (ii) Seller or any of its employees or agents have violated any of the Environmental Laws.

           (4) Seller has not incurred any liability to the State of Florida, Pennsylvania, the United States of America or any other Governmental Authority under any of the Environmental Laws.

           (5) There are no Environmental Enforcement Actions pending or threatened to the best of Seller's knowledge.

           (6) To the best of Seller's knowledge, there are no underground storage tanks on or under the Premises.

           (7) The following definitions apply to this paragraph.

               (i) "ENVIRONMENTAL ENFORCEMENT ACTIONS" means actions or orders instituted, threatened, required or completed by any Governmental Authority and all claims made or threatened by any person against Seller or the Premises, arising out of or in connection with any of the Environmental Laws or the assessment, monitoring, clean-up, containment, re-mediation or removal of, or damages caused or alleged to be caused by, any Hazardous Substances (i) located on or under the Premises, (ii) emanating from the Premises, or (iii) generated, stored, transported, utilized, disposed of, managed or released by Seller.

               (ii) "ENVIRONMENTAL LAWS" means federal, state and local laws, statutes, ordinances, rules, regulations, codes, orders, judgments, orders and the like applicable to (i) environmental conditions on, under or emanating from the Premises including, but not limited to, (a) laws of the State of New Jersey; and the associated rules and regulations promulgated in connection with any of these laws, and (b) laws of the federal government commonly known as the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substance Control Act, as amended, the Federal Water Pollution Control Act, as amended, and the Federal Clean Air Act; and the associated rules and regulations promulgated in connection with any of these laws; and (ii) the generation, storage, transportation, utilization, disposal, management or release (whether or not on, under or from the Premises) of Hazardous Substances by Seller.

               (iii) "GOVERNMENTAL AUTHORITY" means agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or later in existence.

               (iv) "HAZARDOUS SUBSTANCES" shall mean, collectively, (i) any "hazardous material," "hazardous substance," "hazardous waste," "oil," "regulated substance," "toxic substance," "restricted hazardous waste," "special waste" or words of similar import as defined under any of the Environmental Laws; (ii) asbestos in any form; (iii) urea formaldehyde foam insulation; (iv) polychlorinated biphenyls; (v) radon gas; (vi) flammable explosives; (vii) radioactive materials; (viii) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to the Premises, the environment, or the health and safety of occupants of the Premises or of the owners or occupants of any other real property nearby the Premises, and (ix) any substance, the generation, storage, transportation, utilization, disposal, management, release or location of which on, under or from the Premises is prohibited or otherwise regulated pursuant to any of the Environmental Laws.

     (aa) SHAREHOLDER LIST. Attached as Exhibit 5.(aa) is a complete and accurate list of each shareholder and the number of shares owned by the shareholder.

     (bb) INSURANCE. Exhibit 5.(bb) lists all policies of liability, property damage, fire, workers' compensation/employer's liability, title or other forms of insurance owned or carried by Seller (the "Policies") and insurance agents or brokers providing such insurance coverage. Seller has received no notice from any insurance carrier regarding the possible cancellation of or premium increase with respect to the Policies. Seller has no claim pending or anticipated against any of the insurance carriers under any of the Policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

     (cc) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties contained herein, and all statements or information disclosed by any of the Exhibits, do not include any untrue statement or material fact nor omit to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

     6. REPRESENTATIONS AND WARRANTIES OF BUYER. In order to induce Seller to enter into this Agreement, Buyer makes the following representations and warranties, each of which shall be deemed to be independent materially and relied upon by Seller, regardless of any investigation made by, or information known to, Seller:

     (a) ORGANIZATION. Buyer is, and on the Closing Date shall be, a corporation validly existing and in good standing under the laws of the State of Michigan.

     (b) AUTHORIZATION. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer and on the Closing Date all of the necessary corporate action to authorize the execution and delivery of this Agreement and the purchase hereby will have been taken.

     (c) NO VIOLATION. The execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby will not violate any law, order or regulation of any governmental authority, or corporate charter or bylaws of Buyer or constitute a default under any judgment, order or decree of any court or governmental agency or instrumentality, or conflict with or constitute a breach or default under any agreement to which Buyer is a party or by which it is bound.

     (d) BROKERAGE. Buyer has not made a commitment for a brokerage, finders or similar fees in connection with the transactions contemplated by this Agreement.

     (e) BINDING EFFECT. The Agreement and all related documents have been duly executed, made and delivered by Buyer, as appropriate, and constitute a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with their respective terms, subject to the laws of general application affecting creditors' rights.

     (f) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties contained herein do not include any untrue statement or material fact nor omit to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

     7. CONDITIONS OF BUYER'S OBLIGATION TO CLOSE. The obligations of Buyer pursuant to this Agreement are subject to the following conditions having been met, or waived in writing by Buyer, at or prior to the Closing Date:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller in Paragraph 5 shall be true and correct in all material respects on and as of the Closing Date.

     (b) APPROVALS AND CONSENTS. All necessary approvals and consents with respect to the transactions contemplated hereby, the absence of which would have a material and adverse effect on Buyer's rights under this Agreement, or which would result in the forfeiture or breach of any material rights acquired by Buyer pursuant to the provision of any material contract or agreement assumed by and hereunder, or without which the Buyer would be precluded or materially impeded from conducting the Business, shall have been received by Buyer. Specifically, Buyer shall have received the consent of HyMed and Butler Sales Associates to the assignment of the agreements between Seller and HyMed and Butler Sales Associates.

     (c) DELIVERY OF INSTRUMENTS OF CONVEYANCE OF THE PURCHASED ASSETS. Seller shall have delivered to Buyer, satisfactory to Buyer in form and substance, conveyancing documents to transfer title to the Purchased Assets to Buyer.

     (d) NO LITIGATION. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     (e) NO ADVERSE CHANGE. There shall have been no change or development related to the Business, the Purchased Assets, results of operations or in the condition, financial or otherwise, of the Business, which has had or may reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of the operation of the Business or ownership of the Purchased Assets.

     (f) RELATED DOCUMENTS. All of the related documents are executed at or prior to closing, including the Title Transfer Documents.

     (g) OPINION OF COUNSEL. Buyer shall have received an opinion of Seller's counsel, dated the Closing Date, satisfactory in form and substance to Buyer and its counsel substantially in the form of attached Exhibit 7.(g).

     8. CONDITIONS TO SELLER'S OBLIGATION TO CLOSE. The obligations of Seller, under this Agreement are subject to the following conditions having been met, or waived in writing by Seller, at or prior to the Closing Date:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer in Paragraph 6 shall be correct in all material respects on and as of the Closing Date.

     (b) PAYMENT OF PURCHASE PRICE. Buyer shall have delivered to Seller the Main Price, Receivables Price and Inventories Price as provided in Paragraph 3.

     (c) NO LITIGATION. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     (d) OPINION OF COUNSEL. Seller shall have received an opinion of Buyer's counsel, dated the Closing Date, satisfactory in form and substance to Seller and its counsel substantially in the form of attached Exhibit 8.(d).

     9. SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION.

     (a) SURVIVAL OF REPRESENTATIONS. Buyer and Seller agree that all representations, warranties and covenants of Seller ("the Representations") shall survive the execution and delivery of this Agreement, the Closing Date and any investigation or audit made by Buyer. The Representations given in Paragraphs 5.(a), (d), (f) and (v) through (w) shall continue for two (2) years after the expiration of any statute of limitations under which a claim may be made and all others shall expire upon the fifth anniversary of the Closing Date.

     (b) INDEMNIFICATION. Seller agrees to defend, indemnify and hold Buyer harmless from and against any and all loss, damage, claims and expenses (including accountants' and attorneys' fees) incurred by Buyer which Buyer may sustain at any time by reason of (i) the breach of any of the Representations made by Seller herein or any agreement or document delivered in connection with this Agreement or with the closing of the transactions contemplated hereby (ii) Buyer being deemed to be a "successor" employer to Seller for purpose of COBRA obligations; provided, however, that Buyer shall give the Seller prompt notice (as provided in Paragraph 13) of any asserted claim hereunder ("Indemnifiable Damage"). Buyer shall have the right to set off any Indemnifiable Damage it may incur against the amount it owes Seller. This right of set off shall be in addition to any other rights Buyer may have against Seller. Buyer and Seller shall cooperate in defending against any claim to which the Seller's indemnity obligations apply, and in minimizing the costs, losses and damage involved in such claim. Buyer will not compromise, settle, or admit liability in any claim to which the Seller's indemnity obligations apply, and will not incur significant costs or expenses with respect to any such claim, without the consent of Seller, which shall not be unreasonably withheld.

     10. SELLER'S COVENANTS. Seller covenants and agrees with Buyer as follows:

     (a) ACCESS TO PROPERTIES AND RECORDS OF SELLER. Seller will give Buyer and its representatives full access during normal business hours to all of its properties, books, contracts, documents and records, the opportunity to make reasonable investigation, and any additional financial statements of, and all information with respect to the business and affairs of, Seller that Buyer may reasonably request.

     (b) CONDUCT OF SELLER'S BUSINESS PENDING CLOSING. Between the date of the Agreement and the Closing Date, Seller shall operate its business in the usual, regular and ordinary manner on a basis consistent with prior years and shall use it best efforts to preserve its present business organization in tact, keep available the services of its present officers an employees and preserve it present business relationships with persons having business relationships with it.

     11. SELLER'S TERMINATION OF EMPLOYEES.

     (a) Seller agrees to terminate the employment of David McGee on or the day before the Closing Date.

     (b) Buyer has no obligation to hire any current employee of Seller.

     (c) Between the date this Agreement is executed and the Closing Date, Seller shall permit Buyer to, or shall, on behalf of Buyer, distribute Buyer's employment information and have access to David McGee for purposes of determining whether Buyer will hire him.

     12. TRANSACTIONS SUBSEQUENT TO CLOSING.

     (a) FURTHER ASSURANCES. Buyer and Seller agree that, from time to time after Closing, and upon request, they shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in Buyer the Purchased Assets or to otherwise carry out the terms and conditions of this Agreement.

     (b) MAINTENANCE OF SELLER. Until the Federal, state and local income tax liabilities of Seller attributable for all periods ending on or prior to the Closing have been examined and reported on by the Internal Revenue Service (or closed by applicable statute of limitations) and finally determined, Seller's legal existence shall be maintained and Seller shall maintain at all times sufficient working capital to insure Seller's ability to pay its tax obligations on a punctual basis.

     13. PROPER NOTICES. All notices and other communications required or permitted under this Agreement shall be deemed to have been given if mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger, fax or telegram, to the parties at the address listed on page 1, attention President, or to such other changed address as such party may have given by notice.

     14. APPLICABLE LAW. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Michigan.

     15. BULK TRANSFER. Buyer agrees to waive compliance with the provisions of any applicable bulk sale or transfer of law in exchange for Seller's covenant to indemnify and hold Buyer harmless from and against all liabilities Buyer may incur arising from such non-compliance.

     16. INTEGRATION. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and supersedes all prior discussions, representations, amendments or understandings of every kind and nature between them.

     17. AMENDMENTS. Any amendment, alteration, supplement, modification or waiver shall be invalid unless it is set forth in writing, signed by the party intending to be bound thereby.

     18. SEVERABILITY. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without the provision(s).

     19. ASSIGNABILITY. This Agreement may be assigned by Buyer without the prior written consent of Seller; provided, Buyer shall continue to be liable for the performance of all obligations pursuant to the Agreement.

     20. BENEFIT. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their successors and permitted assigns.

     21. CAPTIONS. Captions contained in this Agreement are inserted for reference and in no way define, limit, extend or describe the Agreement or the intent of any provision herein.

     22. PRONOUNS. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the parties may require.

     23. COVENANT NOT TO COMPETE. Without prior written consent of Buyer, Seller and W. J. Bartus agree that, for a five (5) year period from and after the Closing Date, they shall not individually or jointly, alone, or as an officer, agent, employee, or director, of any other corporation, university, or other entity, directly or indirectly, own, manage, operate, or control in the ownership, management, operation, or control of or work for, or permit the use of their names by, or be connected in any manner with any business or activity in any country which is at the time competitive with any product of the Business as defined in Item A of the Recitals. While the restrictions set forth above are considered by the parties to be reasonable in all circumstances, it is recognized that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Buyer but would be valid if part of the wording thereof were deleted or the periods if any thereof reduced or the range of activities or area dealt with thereby reduced in scope, these restrictions shall be applied with such modifications as may be necessary to make it valid and effective.

     As consideration for this agreement not to compete, One Hundred Thousand Dollars ($100,000) as a part of the initial purchase price described in Paragraph 3.(a) shall be deemed as payment for this covenant not to compete. No additional consideration shall be paid by Buyer.

     24. TRADE SECRETS. It is agreed that the products and information relating to the Business and anticipated improvements relating to them constitute trade secrets. Seller and W. J. Bartus agree that they shall not individually or jointly disclose to any person any trade secrets regardless of nature, type or physical manifestation or any other information concerning the business affairs of Buyer and the Business, including, but not limited to, information related to the products identified in Item B of the Recitals and improvements made thereto. This restriction shall include information imparted or divulged to, gained or developed by, or otherwise discovered by Seller, or
W. J. Bartus in executing this Agreement. Anything in this Agreement to the contrary notwithstanding, Seller, and W. J. Bartus shall not be bound by this Paragraph 24 to the extent that the information they desire to divulge is or becomes publicly known, other than through a breach of their obligations hereunder.

     25. CONSULTATION. In order to further induce Buyer to enter into this Agreement, William J. Bartus agrees to enter into a Consulting Agreement substantially in the form of Exhibit 25.

     26. CONSTRUCTION OF AGREEMENT. The parties agree that this Agreement has been jointly drafted and that neither party may assert an ambiguity in the construction of this Agreement against another party because the other party allegedly drafted the allegedly ambiguous provision.

     27. VENUE. The parties agree that any action shall be brought in the court of appropriate jurisdiction in Ingham County, Michigan or U.S. District Court for the Western District located in Lansing, Michigan. The parties consent to jurisdiction and waive all claims of improper venue and forum non conveniens.

     28. ENFORCEMENT OF AGREEMENT. Each party agrees to pay all of the other party's costs and expenses, including actual attorney's fees, in enforcing the terms of this Agreement, including collection of amount owed to a party.

     The parties have caused this Agreement to be executed as of the date and year first above written.

SELLER:

W. J. BARTUS, INC.



By:/s/ W. J. Bartus, President
   -------------------------------
     W. J. Bartus, President


BUYER:

NEOGEN CORPORATION



By:/s/ James L. Herbert
   -------------------------------
     James L. Herbert, President

In consideration of the terms of the Asset Purchase Agreement, William J. Bartus agrees to (i) guaranty the performance of Seller; and (ii) the provisions of paragraphs 23 through 25.


/s/ William J. Bartus
---------------------
William J. Bartus

                               LIST OF EXHIBITS


Exhibit 1.a             Machinery and Equipment

Exhibit 1.b             Intangible Property

Exhibit 1.c             Receivables

Exhibit 1.d             Inventories

Exhibit 1.e             Contract Rights

Exhibit 1.f             Other Assets

Exhibit 2.a             Assumed Liabilities

Exhibit 3.g             Allocation of Purchase Price

Exhibit 4.a-1           Warranty Bill of Sale

Exhibit 4.a-2           Assignment of Contracts

Exhibit 5.b             Violations

Exhibit 5.c             Financial Statements

Exhibit 5.d.i           Exceptions to Good Title and Free and Clear of Liens

Exhibit 5.d.ii          List of Contracts

Exhibit 5.j             Litigation

Exhibit 5.l             Non-Payment of Taxes

Exhibit 5.n             Liability Claims

Exhibit 5.o.            Undisclosed and Contingent Liabilities

Exhibit 5.p             Non-Performance of Contracts

Exhibit 5.q             Changes Since December 31, 1996

Exhibit 5.x          Employee Information

Exhibit 5.x(4)       Employment Agreements

Exhibit 5.x(5)       Employment Claims

Exhibit 5.y          Employee Benefit Plans

Exhibit 5.z(1)       Environmental Matters

Exhibit 5.(aa)       Shareholder List

Exhibit 5.(bb)       Insurance Information

Exhibit  7.(g)       Seller's Opinion of Counsel

Exhibit 8.(d)        Buyer's Opinion of Counsel

Exhibit 25           William J. Bartus Consulting Agreement

                                     -2-